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                                                                Exhibit 11


              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
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
                                                                                    --------------------------------------
                                                                                             Three months ended
                                                                                    --------------------------------------
                                                                                         March 31,          March 31,
                                                                                           2001                2000
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
Shares for computation of basic net income per share                                          7,366,670         6,350,428
----------------------------------------------------------------------------------- -------------------- -----------------
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Effect of dilutive stock options
And options and warrants                                                                        227,266            48,749
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Shares for computation of
Diluted net income per share                                                                  7,593,936         6,399,177
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